Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended December			Year-to-Date December
	2009	2008	Change	2009	2008	Change

Consolidated Earnings Per Share– As Reported (See Notes)	$0.31	$0.24	$0.07	$2.07	$2.26	$(0.19)

Significant Factors:
Traditional Operating Companies			0.06			(0.03)
Southern Power			0.01			0.01
Parent Company and Other			0.01			(0.11)
Additional Shares			(0.01)			(0.06)
Total–As Reported			$0.07			$(0.19)

	Three Months Ended December			Year-to-Date December
	2009	2008	Change	2009	2008	Change

Consolidated Earnings Per Share– Excluding Items (See Notes)	$0.31	$0.26	$0.05	$2.32	$2.37	$(0.05)

Total–As Reported			0.07			(0.19)
Leveraged Lease Adjustment			(0.02)			(0.11)
MC Asset Recovery Litigation Settlement			-			0.25
Total–Excluding Items			$0.05			$(0.05)

Notes

-      The charges related to Southern Company's tax treatment of investments in leveraged leases significantly impacted the presentation of earnings and earnings per share for the three months and twelve months ended December 31, 2008, and such charges are not expected to occur on a regular basis.

-      The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the twelve months ended December 31, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.